                                                                    EXHIBIT 10.2


                                                                  EXECUTION COPY



       *****************************************************************



                              GUARANTEE AGREEMENT



                            Dated as of May 21, 1996

                                    between


                            KANSAS-LTC CORPORATION,
                                L-TEX GP, INC.,
                                L-TEX LP, INC.,
                               RUSK-TEX LP, INC.,
                         TEXAS-LTC LIMITED PARTNERSHIP

                                 as Guarantors

                                      and

                             SANWA BANK CALIFORNIA,

                                  as the Agent



       *****************************************************************

                               TABLE OF CONTENTS
                               -----------------

                                                        Page
                                                        ----
Section 1. Definitions............................        1

1.01 Definitions..................................        1
1.02 Interpretation...............................        2

Section 2. The Guarantee..........................        2

2.01 Guarantee....................................        2
2.02 Acknowledgements, Waivers and Consents.......        3
2.03 Understanding With Respect to Waivers and
     Consents.....................................        9
2.04 Reinstatement................................        10
2.05 Remedies.....................................        10
2.06 Separate Action..............................        10
2.07 Subordination of Indebtedness of the Company;
     Security Interest............................        11
2.09 Rights of Contribution.......................        12
2.10 Revocation...................................        12
2.11 Right to Offset Balances.....................        12

Section 3. Representations of the Guarantors......        13

3.01 Corporate Existence..........................        13
3.02 Financial Condition..........................        13
3.03 Litigation...................................        13
3.04 No Breach....................................        13
3.05 Corporate Action.............................        13
3.06 Approvals....................................        14
3.07 ERISA........................................        14
3.08 Taxes........................................        14
3.09 Certain Regulations..........................        14

Section 4. Covenants of the Guarantors............        14

4.01 Financial Statements.........................        15
4.02 Litigation...................................        16
4.03 Corporate Existence, Etc.....................        16

Section 5. Miscellaneous Provisions...............        17

5.01 Waiver.......................................        17
5.02 Notices......................................        17
5.03 Expenses, Etc................................        18
5.04 Amendments, Etc..............................        18
5.05 Successors and Assigns.......................        18
5.06 Survival.....................................        18
5.07 Agreements Superseded........................        18


5.08  Severability................................        18
5.10  Captions....................................        19
5.11  Counterparts................................        19
5.12  Governing Law; Submission to Jurisdiction...        19
5.13  Waiver of Jury Trial........................        19

                              GUARANTEE AGREEMENT
                              -------------------


          This GUARANTEE AGREEMENT (this "Guarantee"), dated as of May 21,
                                          ---------
1996, is made between Kansas-LTC Corporation, L-TEX GP, Inc., L-TEX LP, Inc., Rusk-TEX LP, INC. and Texas-LTC Limited Partnership (the "Guarantors") and Sanwa
                                                          ----------
Bank California, as the agent (in such capacity, the "Agent") for the Banks
                                                      -----
identified in the Credit Agreement referred to below.

          The Second Amended and Restated Credit Agreement, dated as of May 21, 1996 (as amended, supplemented or modified, the "Credit Agreement") between LTC
                                                 ----------------
Properties, Inc. (the "Company"), the lenders identified in the Credit Agreement
                       -------
(the "Banks") and the Agent provides, subject to its terms and conditions, for
      -----
certain extensions of credit to the Company. It is a condition to the obligations of the Agent and the Banks under the Credit Agreement that each Guarantor shall have executed and delivered this Guarantee.

          To induce the Banks to enter into, and to extend credit under, the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed jointly and severally to guarantee the Guaranteed Obligations upon the terms and conditions of this Guarantee. Accordingly, the Guarantors agree with the Agent as follows:

          Section 1.  Definitions.
                      -----------

          1.01  Definitions.  Unless otherwise defined, all capitalized terms
                -----------
used in this Guarantee that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Guarantee:

          "Basic Documents" shall have the meaning assigned to the term "Basic
           ---------------
Documents" in the Credit Agreement and shall also mean any other agreement (oral or written), instrument, document or book entry evidencing, creating, securing or otherwise relating to all or any part of the Guaranteed Obligations referred to in clause (b) of the definition of that term that are intended by the Company and the Agent and Banks or any such Person individually (as the case may be) to be guaranteed by this Guarantee.

          "Guaranteed Obligations" shall mean (a) any and all Obligations and
           ----------------------
any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Basic Documents referred to in the Credit Agreement, it being acknowledged by each Guarantor that extensions of credit under the Credit Agreement are available on a revolving basis, and (b) any and all other obligations of the Company for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charge, indemnification or otherwise) now or in the future owed to the Agent, the Banks or any such Person individually, and for the performance by the Company of its agreements, covenants and undertakings, under or in respect of any and all the Basic Documents, it being acknowledged by each Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Company and the Agent and the Banks or any such Person individually may agree without notice or demand of any kind or nature whatsoever to any Guarantor.

          1.02  Interpretation.  In this Guarantee, unless otherwise indicated,
                --------------
the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Guarantee; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Agreement); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

          Section 2.  The Guarantee
                      -------------

          2.01  Guarantee.  Subject to the limitation set forth in Section 2.08,
                ---------
the Guarantors hereby jointly and severally guarantee to each Bank and the Agent the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed

Obligations, the Guarantors will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guarantee is irrevocable and unconditional in nature and is made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantors' liability under this Guarantee shall continue until full satisfaction of all Guaranteed Obligations. This Guarantee is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

          2.02  Acknowledgements, Waivers and Consents.  Each Guarantor
                --------------------------------------
acknowledges that the obligations undertaken by it under this Guarantee involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of such Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

                (a) Without affecting the enforceability or effectiveness of this Guarantee in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Agent and the Banks under this Guarantee, the Agent and the Banks may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                    (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

                    (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Basic Document or any such other instrument or any term or provision of the foregoing;

                    (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

                    (iv) accept or receive (including from any other Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                    (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor);

                    (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Guarantor) for or relative to all or any part of the Guaranteed Obligations;

                    (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Agent or any Bank may in its discretion determine;

                    (viii) release any Person (including any other Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                    (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Agent or the Banks may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other Guarantor);

                    (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Guarantor);

                    (xi) proceed against the Company, such or any other Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Agent and the Banks under the Basic Documents or otherwise in such order and such manner as the Agent or any Bank may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guarantee as to any Guarantor;

                    (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                    (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Agent or any Bank may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Agent or any Bank a party in possession in contemplation of law, except at its option);

                    (xiv) enter into such other transactions or business dealings with any other Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Agent or any Bank may desire; and

                    (xv) do all or any combination of the actions set forth in this Section 2.02(a).

                (b) The enforceability and effectiveness of this Guarantee and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Agent and the Banks, under this Guarantee shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                    (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Basic Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

                    (ii) any disability or other defense with respect to all of any part of the Guaranteed Obligations of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                    (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

                    (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);

                    (v) any failure of the Agent or any Bank to marshal assets in favor of the Company or any other Person (including any other Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Guarantor, the Company, any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Guarantor's liability under this Guarantee, neither the Agent nor any Bank being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Basic Document;

                    (vi) any failure of the Agent or any Bank to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                    (vii) any failure of the Agent or any Bank to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

                    (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, the Company, any other guarantor or any other Person and even though the Company may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                    (ix) any benefits the Company, any Guarantor or any other guarantor may otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                    (x) any act or omission of the Agent, any Bank or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Guarantor of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

                    (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

                    (xii) the possibility that the obligations of the Company to the Agent and the Banks may at any time and from time to time exceed the aggregate liability of the Guarantors under this Guarantee;

                    (xiii) any counterclaim, set-off or other claim which the Company or any other Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

                    (xiv) any failure of the Agent or any Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                    (xv) the election by the Agent or any Bank, in any bankruptcy proceeding of any Person, of the application or nonapplication of
Section 1111(b)(2) of the Bankruptcy Code;

                    (xvi) any extension of credit or the grant of any Lien under
Section 364 of the Bankruptcy Code;

                    (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code;

                    (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

                    (xix) the avoidance of any Lien in favor of the Agent or any Bank for any reason;

                    (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                    (xxi) any action taken by the Agent or any Bank that is authorized by this Section 2.02 or otherwise in this Guarantee or by any other provision of any Basic Document or any omission to take any such action; or

                    (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

                (c) Each Guarantor expressly waives, for the benefit of the Agent and the Banks, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

                (d) Each Guarantor represents and warrants to the Agent and the Banks that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Basic Documents and is fully familiar with the transaction contemplated by the Basic Documents and that it will in the future remain fully familiar with such transaction and with any new Basic Documents and the transactions contemplated by such Basic Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Agent or the Banks (should any such duty exist) to disclose to such or any other Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Document or the transactions undertaken pursuant to, or contemplated by, any such Basic Document, whether now or in the future known by the Agent or any Bank.

                (e) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Guarantee and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guarantee.

          2.03  Understanding With Respect to Waivers and Consents.  Each
                --------------------------------------------------
Guarantor warrants and agrees that each of the waivers and consents set forth in this Guarantee is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Guarantor otherwise may have against the Company, the Agent, any Bank or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guarantee shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

          2.04  Subrogation.  Each Guarantor hereby waives, until the payment
                -----------
and satisfaction in full of all of the Guaranteed Obligations and the expiration and termination of the Commitments of the Banks, under the Credit Agreement, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guarantee and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Agent (for the benefit of the Banks) on account of the Guaranteed

Obligations. Each Guarantor understands that the exercise by the Agent or any Bank of any right, remedy, power or privilege that it may have under the Basic Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such or any other Guarantor's right of subrogation or similar recovery against the Company, any other Guarantor, any other guarantors or any collateral and that such and the other Guarantors may therefore incur partially or totally nonreimbursable liability under this Guarantee. Nevertheless, each Guarantor hereby authorizes and empowers the Agent and the Banks to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.

          2.04  Reinstatement.  The obligations of each Guarantor under this
                -------------
Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and Guarantors jointly and severally agree that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

          2.05  Remedies.  The Guarantors hereby jointly and severally agree
                --------
that, between each of them and the Banks, the obligations of the Company under the Credit Agreement and the other Basic Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 9 of the Credit Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

          2.06  Separate Action.  The Agent may bring and prosecute a separate
                ---------------
action or actions against any Guarantor whether or not any other Guarantor, the Company, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against any other Guarantor, the Company, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guarantee are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations.

          2.07  Subordination of Indebtedness of the Company; Security Interest.
                ---------------------------------------------------------------

                (a) Each Guarantor agrees that any indebtedness of the Company now or in the future owed to such Guarantor is hereby subordinated to the Guaranteed Obligations. If the Agent so requests, any such indebtedness shall be collected, enforced and received by such Guarantor as trustee for the Agent and shall be paid over to the Agent (for the benefit of the Banks) in kind on account of the Guaranteed Obligations. If, after the Agent's request, such Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Agent, the Agent as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name and on such Guarantor's behalf as the Agent considers necessary or desirable to effect such collection, enforcement or payment, the Agent being hereby appointed such Guarantor's attorney-in-fact for such purpose.

                (b) Each Guarantor hereby grants to the Agent (for the benefit of the Banks) a security interest in any indebtedness and in any personal property of the Company in which such Guarantor now has or in the future acquires any right, title or interest. Each Guarantor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Guarantor in such property until the Guaranteed Obligations have been fully satisfied and performed.


          2.08  Limitation on Guarantee.  In any proceeding involving any state
                -----------------------
corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 2.01 would otherwise, taking into account the provisions of Section 2.09, be held or determined to be void, invalid or unenforceable or if the claims of the Banks in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantors' liability under Section 2.01, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          2.09  Rights of Contribution.  The Guarantors hereby agree, as between
                ----------------------
themselves, that if any Guarantor (an "Excess Funding Guarantor") shall pay a
                                       ------------------------
portion of the Guaranteed Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as defined below) of the Guaranteed Obligations, the other Guarantors shall, on demand (but subject to the next sentence), pay to the Excess Funding Guarantor an amount equal to their respective Pro Rata Shares of such Excess Funding Guarantor's payment. The payment obligations of any Guarantor under this Section 2.09 shall be subordinate and subject in right of payment to the prior payment in full and in cash of the obligations of such Guarantor under the other provision of this Section 2, and such Excess Funding Guarantor shall not exercise any right, remedy, power or privilege with respect to such excess until payment and satisfaction in full of all such obligations. For the purposes of this Section 2.09, "Pro Rata Shares" shall mean, for any
                                        ---------------
Guarantor, a percentage equal to the percentage that such Guarantor's Tangible Net Worth as at March 31, 1996 (as reflected on the balance sheet as at that date referred to in Section 3.02) is of the aggregate Tangible Net Worth of all of the Guarantors as so reflected as at such date.

          2.10  Revocation.  To the fullest extent permitted by law, each
                ----------
Guarantor hereby waives all right of revocation with respect to the Guaranteed Obligations.

          2.11   Right to Offset Balances.  Each Guarantor agrees that, in
                 ------------------------
addition to (and without any limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option but only with the prior written consent of the Majority Banks or the Agent, to offset balances held by it for the account of any Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of the Company to such Bank that are not paid when due (regardless of whether such balances are then due to such Guarantor). Any Bank so entitled shall promptly notify such Guarantor and the Agent of any offset effected by it, provided that
                                                                  --------
such Bank's failure to give such notice shall not affect the validity of such offset.

          Section 3.  Representations of the Guarantors.  As of the Signing Date
                      ---------------------------------
and as of the date of each extension of credit by the Banks, each Guarantor represents to the Agent and the Banks that:

          3.01  Corporate Existence.  Each of such Guarantor and its
                -------------------
Subsidiaries: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate or other power, and has all material

Governmental Approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

          3.02  Financial Condition.  The consolidated and consolidating balance
                -------------------
sheets of the Company and the Guarantors as of March 31, 1996 are complete and correct and fairly present the financial condition of such entities as at such date.

          3.03  Litigation.  Except as disclosed to the Banks in writing prior
                ----------
to the Signing Date, there are no legal or arbitral proceedings by or before any Governmental Person, now pending or (to the knowledge of such Guarantor) threatened against such Guarantor or its Property or any of its Subsidiaries or any of their Property that, if adversely determined, could have a Material Adverse Effect.

          3.04  No Breach.  None of the execution and delivery of this
                ---------
Agreement, the consummation of the transactions contemplated by this Guarantee or compliance with the terms and provisions of this Guarantee will conflict with or result in a breach of, or require any consent under, the corporate charter or by-laws of such Guarantor, or any applicable Governmental Rule, or any agreement or instrument to which such Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any Indebtedness evidenced by, or termination of, any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of such Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          3.05  Corporate Action.  Such Guarantor has all necessary corporate
                ----------------
power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance by such Guarantor of this Guarantee have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Guarantee has been duly and validly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          3.06  Approvals.  No Governmental Approvals are necessary for the
                ---------
execution, delivery or performance by such Guarantor of this Guarantee or for the legality, validity or enforceability of this Guarantee.

          3.07  ERISA.  Such Guarantor and its ERISA Affiliates have fulfilled
                -----
their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

          3.08  Taxes.  Such Guarantor and its Subsidiaries have filed all
                -----
United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by such Guarantor or any of its Subsidiaries and all other related penalties and charges. The charges, accruals and reserves on the books of such Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Guarantor, adequate. Such Guarantor has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal or other taxes.

          3.09  Certain Regulations.  Such Guarantor is not (a) an "investment
                -------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Indebtedness or to issue guarantees.

          Section 4.  Covenants of the Guarantors.  So long as this Guarantee is
                      ---------------------------
in effect and until all of the Guaranteed Obligations have been paid in full and the expiration and termination of the Commitments of the Bank under the Credit Agreement, each Guarantor agrees as follows:

          4.01  Financial Statements.  Such Guarantor shall deliver to each of
                --------------------
the Banks:

                (a) consolidated and consolidating statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of such Guarantor and its Consolidated Subsidiaries and copies of all registration statements and regular periodic reports, if any, that such Guarantor shall have filed with the Securities and Exchange Commission, any comparable Governmental Person of any State or any national securities exchange each in accordance with the Credit Agreement;

                (b) as soon as possible, and in any event within 10 days after such Guarantor knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of such Guarantor setting forth details respecting such event or condition and the action, if any, that such Guarantor or its ERISA Affiliate proposes to take with respect to such event or condition (and a copy of any report or notice required to be filed with or given to PBGC by such Guarantor or an ERISA Affiliate with respect to such event or condition):

                    (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued under ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                    (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                    (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                    (iv) the complete or partial withdrawal by such Guarantor or an ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by such Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Guarantor or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                (c) promptly after such Guarantor knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Guarantor has taken and proposes to take with respect to such Default; and

                (d) from time to time such other information regarding the business, affairs or financial condition of such Guarantor or any of its Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

          4.02  Litigation.  Such Guarantor will promptly give to each Bank
                ----------
notice of all legal or arbitral proceedings by or before any Governmental Person affecting such Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, would not have a Material Adverse Effect.

          4.03  Corporate Existence, Etc.  Such Guarantor will, and will cause
                -------------------------
each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable Governmental Rules if the failure to comply with such requirements has a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its other Property prior to the date on which penalties would attach, except for any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by any Bank or the Agent (as the case may be); keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          Section 5.  Miscellaneous Provisions.
                      ------------------------

          5.01  Waiver.  No failure or delay by the Agent or any Bank in
                ------
exercising any remedy, right, power or privilege under this Guarantee or any other Basic Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guarantee are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Basic Documents or by law.

          5.02  Notices.  All notices and communications to be given under this
                -------
Guarantee shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Guarantee, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 5.03:

          To the Guarantors:  LTC Properties, Inc.
                              300 Esplanade Drive
                              Suite 1860
                              Oxnard, California 93030

                              Attention:  James J. Pieczynski


          To the Agent:       Sanwa Bank California
                              601 S. Figueroa Street
                              8th Floor
                              Los Angeles, California 90017

                              Attention:  John C. Hyche


          5.03  Expenses, Etc.  The Guarantors jointly and severally agree to
                --------------
pay or to reimburse the Banks and the Agent for all costs and expenses (including reasonable attorneys' fees and expenses) that may be incurred by the Agent or the Banks in any effort to enforce any of the obligations of any Guarantor under this Guarantee, whether or not any lawsuit is filed, including all such costs and expenses (and reasonable attorneys' fees and expenses) incurred by the Agent or the Banks in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guarantee (including under Section 2.01) not paid when due shall bear interest until paid at the rate per annum equal to the Post-Default Rate.

          5.04  Amendments, Etc.  Any provision of this Guarantee may be
                ----------------
modified, supplemented or waived only by an instrument in writing signed by the Guarantors and the Agent (with the consent of the Banks as specified in Section
11.4 of the Credit Agreement). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Agent, each Bank, each holder of Guaranteed Obligations and each Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          5.05  Successors and Assigns.  This Guarantee shall be binding upon
                ----------------------
and inure to the benefit of its parties and their respective successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guarantee without the prior written consent of the Agent (with the further consent of the Banks as specified in Section 11.4 of the Credit Agreement).

          5.06  Survival.  All representations and warranties made in this
                --------
Guarantee or in any certificate or other document delivered pursuant to or in connection with this Guarantee shall survive the execution and delivery of this Guarantee or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

          5.07  Agreements Superseded.  This Guarantee supersedes all prior
                ---------------------
agreements and understandings, written or oral, among the parties with respect to the subject matter of this Guarantee.

          5.08  Severability.  Any provision of this Guarantee that is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          5.10  Captions.  The table of contents, captions and section headings
                --------
appearing in this Guarantee are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee.

          5.11  Counterparts.  This Guarantee may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to the Guarantee may execute this Guarantee by signing any such counterpart.

          5.12  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS GUARANTEE SHALL
                -----------------------------------------
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          5.13  WAIVER OF JURY TRIAL.  EACH OF THE GUARANTORS AND THE AGENT (ON
                --------------------
BEHALF OF ITSELF AND THE BANKS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE.

          IN WITNESS WHEREOF, the undersigned have executed this Guarantee as of the date first above written.

                                  GUARANTORS
                                  ----------

                                        KANSAS-LTC CORPORATION,

                                        By: /s/ CHRISTOPHER T. ISHIKAWA
                                            ------------------------------------
                                            Title: Secretary


                                        L-TEX GP, INC.,

                                        By: /s/ CHRISTOPHER T. ISHIKAWA
                                            ------------------------------------
                                            Title: Secretary


                                        L-TEX LP, INC.

                                        By: /s/ CHRISTOPHER T. ISHIKAWA
                                            ------------------------------------
                                            Title: Secretary


                                        RUSK-TEX LP, INC.

                                        By: /s/ CHRISTOPHER T. ISHIKAWA
                                            ------------------------------------
                                            Title: Secretary


                                        TEXAS-LTC LIMITED PARTNERSHIP

                                        By: /s/ CHRISTOPHER T. ISHIKAWA
                                            ------------------------------------
                                            Title: G.P.



                                     AGENT
                                     -----

                                        SANWA BANK CALIFORNIA,

                                        By: /s/ JOHN C. HYCHE
                                            ------------------------------------
                                            Title: Vice President